EXHIBIT 11.0


                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                                       Three Months Ended
                                                                                          September 30,
                                                                                      ---------------------
                                                                                        1996         1995
                                                                                      -------       -------
(In thousands, except per share amount)

Net Income (Loss)                                                                     $(1,404)      $ 2,360
                                                                                      -------       -------

Weighted average common shares outstanding                                              8,372         8,631

Common stock equivalents due to dilutive effect of stock option                          --             299
                                                                                      -------       -------

Total weighted average common shares and equivalents outstanding                        8,372         8,930
                                                                                      =======       =======

Earnings (loss) per common and common share equivalents                               $ (0.17)      $  0.26
                                                                                      =======       =======

Total weighted average common shares and equivalents outstanding                        8,372         8,930

Additional  dilutive  shares using  ending  period  market value versus  average market value for the period when utilizing the
  treasury stock method regarding stock options                                          --              28
                                                                                      -------       -------

Total shares for fully dilutive earnings per share                                      8,372         8,958
                                                                                      =======       =======

Fully diluted earnings (loss) per common and common share equivalents                 $ (0.17)      $  0.26
                                                                                      =======       =======



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